UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

ACR Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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☐	Fee paid previously with preliminary materials.

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ACR GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of ACR Group, Inc. will be held at its corporate office, 3200 Wilcrest Drive, Suite 440, Houston, Texas 77042, on Thursday, August 17, 2006, at 10:00 a.m. for the following purposes:

(1) To elect directors; and

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on July 11, 2006 are entitled to notice of the meeting and are entitled to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors.

A. Stephen Trevino

Secretary

June 28, 2006

YOUR VOTE IS IMPORTANT

Please mark, date and sign your proxy and return

it promptly in the enclosed envelope.

ACR GROUP, INC.

3200 Wilcrest Drive, Suite 440

Houston, Texas 77042-6039

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of ACR Group, Inc. (the “Company”) to be held at the time and place, and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders and at any adjournments thereof.

SOLICITATION OF PROXIES

Proxies in the accompanying form are solicited by management at the direction of the Board of Directors of the Company (the “Board”). Execution and return of the proxy will not in any way affect a shareholder’s right to attend the meeting and to vote in person, and a shareholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice to the Company at or prior to the meeting. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted as specified. Where no choice is specified, proxies will be voted FOR the election of all directors named below.

The original solicitation will be conducted by mail, commencing on July 21, 2006. The Company will bear the expense of solicitation of proxies, including the charges and expenses of brokerage firms and others incurred in forwarding solicitation material to beneficial shareholders. Further solicitation of proxies may be made by telephone or oral communication with shareholders of the Company following the original solicitation. All further solicitation will be conducted by regular employees of the Company, for which they will not be additionally compensated.

RECORD DATE—OUTSTANDING SECURITIES

Only holders of Common Stock of the Company of record at the close of business on July 11, 2006 are entitled to notice of and to vote at the meeting. For each share of Common Stock held, each shareholder is entitled to one vote on all matters coming before the meeting and, except as otherwise provided by applicable law, a favorable vote consists of a simple majority of the votes cast. As of April 30, 2006, there were 12,114,710 outstanding shares entitled to vote at the meeting. Shareholders are not entitled to cumulate their votes in the election of directors.

ELECTION OF DIRECTORS

Information Concerning Directors

It is proposed that eight directors will be elected at the meeting, each to hold office until his resignation, the next annual meeting of shareholders, or his successor is duly elected and qualified. The Company has no reason to believe that any nominee will be unavailable at the time of election. Each of the nominees presently is a member of the Board. The names of the persons nominated, together with information as to their age, principal occupations, and experience, are as follows:

Alex Trevino, Jr., age 70, has served as President and Chief Executive Officer of the Company since 1990. Mr. Trevino earned a BA from Rice University in 1958, and a BS in Mechanical Engineering in 1959. Mr. Trevino has owned and managed wholesale businesses in the HVAC industry for over 40 years. Mr. Trevino has been a member of the Board since 1982, serving as Chairman since 1988.

Alan D. Feinsilver, age 58, is the President of The Overbrook Company, a private company with emphasis on real estate and other investments. Mr. Feinsilver also serves as Vice President of HGG Investments, Inc, a private investment entity. Mr. Feinsilver is a member of the Board of Directors and serves as Chairman of the Audit Committee of Equus II, Incorporated, a public company listed on the New York Stock Exchange. None of these entities is related to the Company. Mr. Feinsilver has been a member of the Board since 2001.

Anthony R. Maresca, age 55, has been employed by the Company since 1985, serving as Controller until 1985 when he became Senior Vice President, Chief Financial Officer and Treasurer. Mr. Maresca earned a BA from Rice University in 1972, and is a certified public accountant, and has been a member of the Board since 1986.

Thomas J. Reno, age 64, is the President of Thomas J. Reno & Associates, Inc. Mr. Reno provides consulting services to client organizations in all aspects of human resource management, compensation and benefits. Prior to starting Thomas J. Reno & Associates, Mr. Reno served with KPMG, LLP, as Partner-in-Charge of the Central Region Compensation & Benefits Consulting Practice. Neither of these entities is related to the Company. Mr. Reno has been a member of the Board since August, 2005.

Jo E. Shaw, Jr., age 72, is an attorney and has practiced law continuously since 1959. He was President of Shaw & Associates, a law firm specializing in the practice of real estate, mortgage lending and bankruptcy law, where he represented many national mortgage companies. He also is a former director, major shareholder and legal counsel for a small bank in Texas. For many years, Mr. Shaw also held leadership positions, as mayor, councilman, city attorney and municipal judge, in two small, incorporated cities in the immediate Houston area. Mr. Shaw has been a member of the Board since January, 2006.

Roland H. St. Cyr, age 76, owned and managed Hallmark Air Conditioning, Inc. (“Hallmark”), an HVAC service company based in Houston, Texas from 1974 to 1997, at which time he sold and became a consultant to the business. Hallmark is not related to the Company. Mr. St. Cyr has been a member of the Board since 1998.

A. Stephen Trevino, age 43, has been employed by the Company as General Counsel since March 1999, was elected Vice President and Secretary in 2000, and Senior Vice President in 2003. Mr. Trevino is the son of Alex Trevino, Jr., President and Chief Executive Officer of the Company. Mr. Trevino earned a BBA from The University of Texas in 1984 and a JD from The University of Texas School of Law in 1987. Mr. Trevino is licensed to practice law in the State of Texas, and has been a member of the Board since 1997.

Marshall G. Webb, age 63, is founder and President of Polaris Group, which he organized in 1999 to provide financial advisory and merger and acquisition services to public and private companies. Prior to founding Polaris, he founded, was CEO and led the IPO of a global provider of information technology solutions to government and business. Mr. Webb was an owner and executive officer for 18 years of several major staff augmentation and outsourcing companies. He also is a director of Isolagen, Inc. and Teletouch Communications, Inc., two other publicly traded companies that are listed on the American Stock Exchange. Mr. Webb is a certified public accountant and holds a Certificate of Director Education, a nationally recognized designation for corporate directors. Mr. Webb has been a member of the Board since January, 2006.

It is the intention of the persons named in the proxy for the holders of common stock of the Company to vote the proxies for the election of the nominees named above, unless otherwise specified.

Meetings and Committees of the Board

Meetings

The Board met four times during fiscal 2006. All members of the Board attended each meeting, including the Board’s annual meeting. No director attended less than 75% of the total number of meetings held by the committees of the Board on which the director served.

Audit Committee

The Audit Committee (i) reviews the independence, qualifications and performance of the Company’s independent public accountants, recommends their retention to the entire board, and reviews the final report of the independent accountants; (ii) reviews the procedures employed by the Company in the preparation of its financial statements; (iii) reviews known or suspected violations of policies and procedures set forth in the Code of Business Conduct and Ethics and applicable laws and regulations; (iv) pre-approves all audit and non-audit services provided by the independent accountants; (v) reviews with the Chief Financial Officer and independent accountants corporate accounting practices and policies and financial controls; and (vi) performs all other duties as the Board may from time to time designate.

The Audit Committee is comprised of Messrs. Feinsilver (Chairman), St. Cyr and Webb, each of whom is an independent director as defined under the listing requirements of the American Stock Exchange (the “AMEX”). The Board has determined that Messrs. Feinsilver and Webb each qualify as an “audit committee financial expert” under federal securities laws. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent accountants. The Audit Committee held five meetings during fiscal 2006, at which all members were present.

The Audit Committee has a written charter adopted by the Board of Directors in fiscal 2006 that has been attached as Appendix “A” to this proxy statement and also can be found on the Company’s website, www.acrgroup.com.

Compensation Committee

The Compensation Committee is comprised of Messrs. St. Cyr (Chairman), Feinsilver and Reno, each of whom is an independent director as defined under the listing requirements of the AMEX. The Compensation Committee is responsible for overseeing the Company’s executive compensation programs and making recommendations to the entire Board regarding compensation of the Company’s executive officers in order to ensure the attraction and retention of talented senior corporate executives, to motivate and reward their performance in the achievement of the Company’s business objectives, and to align their interests with the long-term interests of the Company’s shareholders. The Company’s compensation strategy has increasingly linked compensation to performance of the Company and the creation of shareholder value tied to the long-term performance of the Company. The Compensation Committee has a written charter that can be found on the Company’s website, www.acrgroup.com. The Compensation Committee held six meetings during fiscal 2006, at which all members were present.

Nominating Committee

In April 2006, the Board established a Nominating Committee, for the purpose of evaluating and nominating potential candidates to become members of the Board, and evaluating current members of the Board. The Nominating Committee is comprised of Messrs. Shaw (Chairman), Reno and St. Cyr, each of whom is an independent director as defined under the listing requirements of the AMEX. The Company has prepared, but not yet adopted, a written Nominating Committee Charter. The Nominating Committee does not yet have a written policy that governs the consideration of shareholder-recommended director candidates, but will consider candidates recommended by shareholders on a case-by-case basis. Shareholders who desire to recommend a candidate for service on the Board should provide such recommendation to the Chairman of the Nominating Committee in accordance with applicable securities laws. A candidate for consideration must have an educational background and business experience that would likely result in a meaningful contribution being made by such candidate to the Board. Candidates must possess unquestionable integrity and have a strong reputation in the community. The Committee will evaluate candidates submitted by shareholders with the same criteria that it uses for all other candidates. As it was formed in April 2006, the Nominating Committee did not meet in fiscal 2006.

Shareholder Communications with Board

Shareholders may send written communication directly to the Board by writing to the Board at the Company’s office in Houston. Shareholders may also write to the independent members of the Board by sending an electronic message to the address provided on the Company’s web site, www.acrgroup.com.

Code of Ethics and Business Conduct

The Company has prepared and adopted a written code of ethics applicable to all of the Company’s officers and employees. The code restates the Company’s practices of requiring honest and ethical conduct, including handling of apparent and actual conflicts of interest, full, fair, accurate, timely, and understandable disclosure in reports and documents filed or submitted, compliance with all applicable laws, rules and regulations, prompt reporting of violations of the code and accountability for adherence to the code. The Code of Business Conduct and Ethics can be found on the Company’s website, www.acrgroup.com.

Report of the Audit Committee

The Company’s management is responsible for preparing the Company’s financial statements and implementing and maintaining systems of internal control, and the independent accountants are responsible for auditing those financial statements and expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles in the United States of America. Members of the Audit Committee are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent accountants.

The Audit Committee reviews and makes recommendations to the Board concerning the reliability and integrity of the Company’s financial statements and the adequacy of its system of internal controls and processes to assure compliance with its policies and procedures, Code of Business Conduct and Ethics, and applicable laws and regulations. The Committee establishes procedures for and oversees receipt, retention, and treatment of complaints received by the Company regarding accounting, internal control or auditing matters, and the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent accountants.

The Committee has reviewed and discussed with management the audited financial statements as of and for the fiscal year ended February 28, 2006, as well as the representations of management, and the independent accountants’ opinion thereon. The Committee discussed with the Company’s independent accountants the overall scope and plans for their audits, and met with the independent accountants, with and without management present, to discuss the results of their examinations. The Committee has discussed with the independent accountants the matters required by Statement on Auditing Standards, No. 61, Communications with Audit Committees, as amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties), and the accountants’ independence from the Company and its management, including the written disclosures and letter from the Company’s independent accountants required by Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

The Committee has reviewed and discussed with management and the independent accountants, with and without management present, the Company’s internal controls over financial reporting. The Securities and

Exchange Commission recently extended the Sarbanes-Oxley Section 404 compliance date for filing internal control reports by companies not designated as accelerated filers. Under the new compliance schedule, the Company will be required to file its initial report of internal control over financial reporting and related requirements for its fiscal year beginning March 1, 2007.

Further, the Committee has established policies and procedures that require pre-approval of non-audit services provided by the independent accountants and the fees and costs billed and expected to be billed by the independent accountants for those services. Non-audit services, if any, provided by the independent accountants during the year, and the fees and costs incurred in connection with those services, require pre-approval by the Committee in accordance with the Audit Committee Charter. When approving the retention of the independent accountants for non-audit services, and in reliance on reviews and discussions with management and the independent accountants, the Committee considers whether the retention of the independent accountants to provide those services is compatible with, and does not impair, auditor independence.

The Company’s independent accountants provided to the Committee a copy of the audited financial statements and footnotes and their opinion dated May 19, 2006. The Committee reviewed with the independent accountants the results of the audit which expressed an unqualified opinion on the Company’s financial statements.

Based on the reviews and discussions with management and the independent accountants referred to above, the Committee recommended to the Board of Directors on May 26, 2006, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended February 28, 2006, for filing with the Securities and Exchange Commission.

By the Members of the Audit Committee:

Alan D. Feinsilver, Chairman

Roland H. St. Cyr, Member

Marshall G. Webb, Member

Report of the Compensation Committee

The Compensation Committee is committed to achieving the objectives outlined above by acknowledging and rewarding contributions made by the Company’s executive officers to the overall performance of the Company. Compensation arrangements for executive officers generally consist of a combination of fixed base salary, performance-based cash bonuses, and long-term incentives utilizing common stock of the Company.

The Committee considers competitive compensation offered for similar responsibilities by other organizations, including the compensation offered by a peer group of companies. The Committee compares the Company’s total compensation, as well as each major component of compensation, with the peer group for overall competitiveness. Although the Committee reviews peer group information for guidance, it does not exclusively target executive compensation to specific compensation levels at other companies. The Committee uses a variety of resources, including publicly available data and published compensation surveys, in order to establish compensation levels in a highly competitive environment for executive leadership. Additionally, the committee may utilize the services of outside compensation experts.

The Committee met a total of six times in fiscal 2006 and continued its practice of reviewing total compensation for the Company’s Chief Executive Officer and the two other named executive officers. Total compensation includes base salary, annual cash bonus, long-term incentive compensation, perquisites and other benefits.

The different components of compensation are presented in more detail in the Summary Compensation Table set forth below.

By the Members of the Compensation Committee:

Roland H. St. Cyr, Chairman

Alan D. Feinsilver, Member

Thomas J. Reno, Member

Summary Compensation Table

The following table sets forth certain information regarding compensation paid by the Company during the 2006, 2005 and 2004 fiscal years to the Company’s chief executive officer and to other executive officers of the Company whose total annual salary and bonus exceeded $100,000 in any fiscal year.

Name and Principal Position	Fiscal Year	Annual Compensation		Long Term Compensation		All Other Compensation(2)
		Salary	Bonus	Restricted Stock Awards(1)
Alex Trevino, Jr. President and Chief Executive Officer	2006 2005 2004	$400,000 375,000 300,000	$96,438 281,273 188,483		— — —	$17,330 16,040 7,282

Anthony R. Maresca Senior Vice President, CFO and Treasurer	2006 2005 2004	$250,000 225,000 200,000	$96,438 168,885 125,656	$	— 1,075,000 —	$7,218 7,077 6,861

A. Stephen Trevino Senior Vice President, Secretary and General Counsel	2006 2005 2004	$250,000 210,000 180,000	$96,438 157,343 113,261	$	— 1,075,000 —	$5,742 5,490 5,789

(1)	Messrs. Maresca and S. Trevino each were awarded 500,000 restricted shares of common stock of the Company which vest ratably over a six year period contingent upon future service to the Company, with the first vesting date occurring on March 1, 2005. At February 28, 2006, the unvested restricted shares for each officer had a cumulative value of $1,458,335. Unvested restricted shares have voting rights but are not entitled to dividends.
(2)	Other annual compensation includes Company contributions to the Company’s 401(k) Plan, and the dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the named executive officer.

Option Grants in Last Fiscal Year

There were no stock options granted by the Company to the Company’s executive officers during the fiscal year ended February 28, 2006.

Aggregated Option Values

The following table discloses the value of unexercised stock options as of February 28, 2006. There were no options exercised by the named executives in fiscal 2006.

	Number of unexercised options at February 28, 2006		Value of unexercised in-the-money options at February 28, 2006
Name	Exercisable	Un-exercisable	Exercisable	Un-exercisable
Alex Trevino, Jr.	—	—	—	—
Anthony R. Maresca	—	—	—	—
A. Stephen Trevino	6,000	—	$12,000	—

Employment Contracts

Mr. Alex Trevino, Jr. serves as President and Chief Executive Officer of the Company under an employment agreement effective March 1, 1998. In the absence of notice of termination, the term of the agreement is automatically extended for additional two-year terms. Under the agreement, Mr. Trevino receives an annual base salary, certain benefits, and an annual incentive bonus based on a formula recommended by the Board’s Compensation Committee and approved by the Board.

Effective March 1, 2004, Mr. Anthony R. Maresca who serves as Senior Vice President and Chief Financial Officer of the Company, and Mr. A. Stephen Trevino, who serves as Senior Vice President and General Counsel of the Company, entered into employment agreements with the Company. Each agreement provides for an annual base salary, certain benefits, and an annual incentive bonus based on a formula recommended by the Compensation Committee and approved by the Board. The agreements provided for the grants of restricted shares of common stock of the Company outlined above, and contain change of control provisions.

Compensation of Directors

For fiscal 2006, independent directors were paid $24,000 per year, payable quarterly, for service on the Board. In addition, they are reimbursed for actual expenses incurred for attendance at meetings. Effective March 1, 2004, Messrs. Feinsilver and St. Cyr, the Company’s independent directors at that time, entered into agreements with the Company each providing for awards of 42,000 restricted shares of common stock of the Company which vest ratably over a four year period upon future service to the Board. Unvested restricted shares have voting rights but are not entitled to dividends. In August, 2005, Mr. Reno entered into a similar agreement with the Company for 25,000 restricted shares of common stock of the Company. Directors who are employed by the Company receive no compensation for serving on the Board.

Report of the Nominating Committee

The Nominating Committee is responsible for the selection, nomination, and review of potential candidates to become members of the Board and current members of the Board. In fulfilling its responsibilities, the Nominating Committee takes into consideration a candidate’s or member’s educational background and work experience, demonstrated business judgment, reputation in the community, and anticipated benefits to be derived by the Board from the nominee’s or member’s service on the Board.

By the Members of the Nominating Committee:

Jo E. Shaw, Jr., Chairman

Thomas J. Reno, Member

Roland H. St. Cyr, Member

Beneficial Ownership of Common Stock

The following table sets forth certain information concerning beneficial ownership of the Company’s Common Stock as of April 30, 2006, by (i) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company, (ii) each director and nominee for director, (iii) the President and Chief Executive Officer, and other executive officers of the Company whose compensation exceeded $100,000, and (iv) all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated. All information with respect to beneficial ownership has been furnished by the shareholders to the Company.

Name and Address of Beneficial Owner	Amount Of Beneficial Ownership(1)	Percent of Class
DST Investments 1100 Uptown Park Blvd. No. 72 Houston, Texas 77056	1,468,394	12.4%

Alan D. Feinsilver(2) 4400 Post Oak Parkway, Suite 2250 Houston, Texas 77027	196,684	1.6%

Anthony R. Maresca(3) 3200 Wilcrest Drive, Suite 440 Houston, Texas 77042	790,608	6.5%

Thomas J. Reno(4) 2010 Roanwood Houston, Texas 77090	25,000	0.2%

Jo E. Shaw, Jr. 9 High Ridge Road Santa Fe, New Mexico 87506	—	0.0%

Roland H. St. Cyr(5) 3151 Lake Island Dr. Montgomery, Texas 77356	51,000	0.4%

A. Stephen Trevino(6) 3200 Wilcrest Drive, Suite 440 Houston, Texas 77042	1,971,842	16.3%

Alex Trevino, Jr.(7) 3200 Wilcrest Drive, Suite 440 Houston, Texas 77042	2,074,847	17.1%

Marshall G. Webb 6110 Inwood Drive Houston, Texas 77057	—	0.0%

All Directors and Executive Officers as a group (8 persons)(8)	3,641,587	30.1%

(1)	For each beneficial owner, the number of shares outstanding and their percentage of stock ownership includes the number of common and all common equivalent shares (including options exercisable within 60 days) owned by such individual at April 30, 2006.
(2)	Includes 104,684 shares owned by a family limited partnership in which Mr. Feinsilver is the general partner, 25,000 shares owned by a trust of which Mr. Feinsilver is the trustee, and 21,000 restricted shares which are subject to vesting requirements set forth in an agreement with the Company dated March 1, 2004.
(3)	Includes 333,334 restricted shares which are subject to vesting requirements set forth in an employment agreement with the Company dated March 1, 2004.
(4)	Includes 25,000 restricted shares which are subject to vesting requirements set forth in an agreement with the Company dated October 26, 2005.
(5)	Includes 21,000 restricted shares which are subject to vesting requirements set forth in an agreement with the Company dated March 1, 2004.
(6)	Includes 1,468,394 shares owned by DST Investments, a partnership in which Mr. A.S. Trevino, his mother and his sister are partners, and 11,259 shares owned by the wife and children of Mr. A.S. Trevino. The beneficial ownership of all of such shares is disclaimed by Mr. A.S. Trevino. Includes 333,334 restricted shares which are subject to vesting requirements set forth in an employment agreement with the Company dated March 1, 2004.

(7)	Includes 1,468,394 shares owned by DST Investments, a partnership whose partners are Henrietta Trevino, wife of Mr. A. Trevino, and his two adult children, and 2,000 shares owned by Henrietta Trevino. The beneficial ownership of all of such shares is disclaimed by Mr. A. Trevino.
(8)	Includes all shares as to which directors and executive officers disclaim beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and certain officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, his transactions related to common stock of the Company. Based solely on a review of the copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 2006 fiscal year all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.

Stock Performance Graph

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company’s shareholders, as well as the NASDAQ Stock Market Index, the American Stock Market Index, and the NASDAQ Non-Financial Stock Index for the period from February 28, 2001 to February 28, 2006.

	2/01	2/02	2/03	2/04	2/05	2/06
Cumulative Value of $100 Investment

ACR Group, Inc.	$100.00	$81.78	$67.38	$257.78	$663.11	$622.22
NASDAQ Stock Market (U.S.)	$100.00	$83.46	$66.13	$99.23	$100.74	$113.09
AMEX Market Value (U.S. & Foreign)	$100.00	$104.38	$92.26	$141.99	$168.12	$210.41
NASDAQ Non-Financial	$100.00	$81.52	$63.28	$95.29	$96.55	$108.35

Non-Cumulative Annual Return

ACR Group, Inc.		-18.22%	-17.61%	282.59%	157.24%	-6.17%
NASDAQ Stock Market (U.S.)		-16.54%	-20.77%	50.07%	1.52%	12.26%
AMEX Market Value (U.S. & Foreign)		4.38%	-11.62%	53.91%	18.40%	25.15%
NASDAQ Non-Financial		-18.48%	-22.37%	50.58%	1.32%	12.22%

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Since February, 2005, BDO Seidman, LLP (“BDO”) has served as the Company’s independent public accountants. Prior to engaging BDO as its independent accountants, the Company did not consult with or obtain oral or written advice from BDO regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K. Prior to the appointment of BDO, Ernst and Young, LLP served as the principal accountant for the Company.

Representatives of BDO will be present at the annual meeting with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit and Other Fees

The table below summarizes the fees and expenses billed by our independent public accountants for the fiscal years ended February 28, 2006 and 2005.

BDO Seidman, LLP

Fiscal Year	Audit	Audit Related	Tax	All Other	Total
2006	$157,013	$3,300	—	—	$160,313
2005	$162,154	$4,350	$32,890	—	$199,394

Ernst & Young LLP

Fiscal Year	Audit	Audit Related	Tax	All Other	Total
2005	$131,990	$2,100	—	—	$134,090

Audit fees are fees for the audit of our fiscal 2005 and fiscal 2006 consolidated financial statements included in our Annual Reports on Form 10-K and reviews of consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit-related fees are fees that principally relate to assurance and related services that are reasonably related to the performance of the audits and reviews of our consolidated financial statements and special procedures required to meet certain regulatory requirements.

Tax fees are fees for tax compliance, planning and advisory services other than those that relate specifically to the audits and reviews of our consolidated financial statements.

All other fees are fees that relate to consulting services.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee has the sole authority to approve the scope of the audit as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws or American Stock Exchange requirements. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by BDO only when it will be more effective or economical to have such services performed by BDO than another firm. No fees were paid for non-audit related professional services for which the pre-approval process by the Audit Committee was waived.

PROPOSALS OF SHAREHOLDERS

It is anticipated that the next annual meeting will be held in August 2007 with proxy solicitation commencing in July 2007. Any proposal to be presented at next year’s annual meeting of shareholders must be received by the Company at its principal executive offices by February 28, 2007, for inclusion in the Company’s proxy materials relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

OTHER MATTERS

Management knows of no matter to be presented for action at the meeting other than those described above. If any such other matter should properly come before the meeting, or if any vacancy in the proposed slate of directors should be caused by an unexpected occurrence before the holding of the election, the proxies will vote thereon in accordance with the recommendations of management or for such other nominees as management may select.

The statements set forth herein as to the present principal occupations of the nominees as directors, the beneficial ownership of securities of the Company, and other matters not of record with the Company, are based upon information furnished to the Company.

By Order of the Board of Directors,

A. Stephen Trevino

Secretary

June 28, 2006

The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended February 28, 2006, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Copies of such may be obtained from the Company’s website: www.acrgroup.com., or by forwarding a request to A. Stephen Trevino, ACR Group, Inc., 3200 Wilcrest Drive, Suite 440, Houston, Texas 77042-6039.

Appendix “A”

ACR Group, Inc.

Audit Committee Charter

January 2006

Introduction

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of ACR Group, Inc. (the “Company”) shall assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided by the Company to its shareholders and the Securities and Exchange Commission; (ii) the system of internal controls that management has established; and (iii) the outside audit process. In addition, it is intended that the Committee will provide an avenue for communication among the independent auditors, management and the Board. The Committee shall inform the independent auditors that the auditors are to maintain an open relationship with management, the Committee and the Board, and that the independent auditors are accountable to the Committee and the Board.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate, presented fairly, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

Membership

A Committee will be comprised of three or more members of the Board. The members of the Committee shall each have been determined by the Board to be “independent” under applicable regulations of any exchange on which the Company’s shares are traded, and other applicable rules. The Board shall determine that each member of the Committee is financially literate and that at least one member has accounting or related financial management expertise as those terms are defined by applicable regulation so as to be considered financially sophisticated. The members of the Committee shall serve for a period of one year unless such member resigns or is replaced by the Board. Committee members may be removed by a majority vote of the other members of the Board.

Meetings

The Committee shall meet at least quarterly and as many additional times as it deems necessary. The Committee shall meet separately with management and the independent auditors at least quarterly, or at other times as appropriate, to review the Company’s financial statements and significant findings based upon the auditors’ review procedures.

Authority

The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors engaged for the purpose of preparing or issuing audit reports or for performing other review services for the Company. The auditor shall report directly to the Committee.

The Committee shall have the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. All employees will be directed to cooperate with respect to any such investigation as requested by members of the Committee. The Committee shall have the authority to retain, compensate and terminate outside counsel or other experts, and will receive adequate funding from the Company to engage such advisors, and pay the ordinary administrative expenses incurred by the Committee in carrying out its duties. The Committee shall have the sole authority to approve the fees and retention terms of the consultants retained.

The Committee may delegate any of its responsibilities to one or more members of the Committee to the extent permitted by applicable law and listing standards. The decisions of any Committee member to whom responsibility is delegated must be presented to the Committee at the next scheduled meeting after any such decisions are made.

Responsibilities

In carrying out its oversight responsibilities, the Committee shall:

•	Review with management and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors their judgments about the quality of the Company’s accounting principles used in financial reporting;

•	Review with management and the independent auditors the Company’s quarterly financial results and related press releases prior to the release of the Company’s quarterly financial statements;

•	Review the scope and general extent of the independent auditors’ annual audit, including an explanation from the independent auditors of the factors considered by them in determining the audit scope, including the major risk factors, and obtain confirmation from the independent auditors that no limitations have been placed on the scope or nature of their audit procedures;

•	Inquire into and discuss the independence of the independent auditors and discuss with them any disclosed relationships or services that may impact the objectivity and independence of the auditor;

•	At least annually, obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, and actively engage in a dialogue with the auditor with respect to the disclosed relationships that may impact the objectivity and independence of the auditors, take, or recommend to the Board, appropriate action to oversee the independence of the auditors;

•	Generate an arrangement with the independent auditors for reporting to the Committee and management any matters identified through procedures followed for interim quarterly financial statements, and an understanding that any notification required under standards for communication with audit committees is to be made prior to the related press release or, if not practicable, prior to filing Form 10-Q or Form 10-K, receive from the independent auditors a written report of matters deemed relevant;

•	Review with management and the independent auditors the following at the completion of the annual audit:

•	Annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and Form 10-K and related press release;

•	Results of the audit of the financial statements and all related reports;

•	Any significant changes to the audit plan, including those regarding cooperation by management during the audit, and access to all requested records, data and information, and any serious disputes or difficulties with management encountered during the audit;

•	Any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements;

•	Other communications as required to be communicated by the independent auditors relating to the conduct of the audit; and

•	The written communication provided by the independent auditors concerning their judgment about the quality of the Company’s accounting principles.

If deemed appropriate after such review and discussion, the Committee shall recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K;

•	Review with the Company’s management and independent auditors the Company’s accounting and financial reporting controls, and obtain annually from the independent auditors their letter as to the adequacy of such controls, if required by applicable regulation;

•	Discuss with the independent auditors the quality of the Company’s financial and accounting personnel, and discuss with management the responsiveness of the independent auditors to the Company’s needs;

•	Meet with management and the independent auditors to discuss any relevant significant recommendations of the independent auditors;

•	Review annually with management the fee arrangement with the independent auditors;

•	Recommend to the Board the selection, retention or termination of the Company’s independent auditors;

•	Resolve disagreements between management and the independent auditors regarding financial reporting;

•	Establish procedures for the receipt, retention and treatment of “whistleblower” complaints received by the Company as to accounting irregularities, fraud, internal controls and the audit process as well as for the confidential anonymous submissions by employees regarding questionable accounting or auditing matters;

•	Prepare a report as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K in accordance with applicable rules and regulations;

•	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

•	Review and reassess the adequacy of this Charter annually, and recommend amendments as deemed appropriate;

•	Maintain minutes or other records of Committee meetings and activities;

•	Report regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests; and

•	Perform such other activities as may be required or appropriate.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

(1) To elect eight directors for a term of one year:		01 Alan D. Feinsilver, 02 Anthony R. Maresca, 03 Thomas J. Reno, 04 Jo E. Shaw, Jr., 05 Roland H. St. Cyr, 06 A. Stephen Trevino, 07 Alex Trevino, Jr., and 08 Marshall G. Webb

VOTE FOR the nominees listed at right	WITHHOLD AUTHORITY to vote for the nominee(s) listed at right	(INSTRUCTION:To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

☐	☐

Please do not fold, bend or mutilate this card.

(Please sign your name here exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon).

Dated: , 2006

Signature

Signature

Sign, date and return the proxy card promptly using the enclosed envelope.

Δ FOLD AND DETACH HERE Δ

ACR GROUP, INC.

PROXY FOR ANNUAL MEETING TO BE HELD AUGUST 17, 2006

The undersigned hereby appoints Alex Trevino, Jr. and Anthony R. Maresca, or either of them, each with power of substitution, the proxies of the undersigned, to vote the stock of the undersigned at the annual meeting of shareholders of ACR Group, Inc., to be held at the corporate office of ACR Group, Inc., 3200 Wilcrest Drive, Suite 440, Houston, Texas 77042, on Thursday, August 17, 2006, at 10:00 a.m., Houston time, or at any adjournments thereof, as indicated on the reverse side hereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS and will be voted as indicated by the shareholder. Unless a contrary direction is indicated, the proxies shall vote the shares FOR the election of the Board’s nominees for directors and in accordance with the recommendations of management on any other business coming before the meeting.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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